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                                                                    EXHIBIT 23.2


  The Board of Directors
  BBJ Environmental Technologies, Inc.
    and Subsidiary


                          INDEPENDENT AUDITOR'S CONSENT


         We consent to the inclusion in this Registration Statement on Form SB-2 of the Report dated February 22, 2001 with respect to our audit of the consolidated financial statements of BBJ Environmental Technologies, Inc. as of December 31, 2000 and 1999 and for the years then ended. We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.


  Dated: March 21 , 2001
  Clearwater, Florida               /s/ KIRKLAND, RUSS, MURPHY & TAPP, CPA'S